                                                                   Exhibit 99.01

                              FOR IMMEDIATE RELEASE

                        DEL GLOBAL TECHNOLOGIES ANNOUNCES
           NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER AND NEW CHAIRMAN

VALHALLA,  NY - October 10, 2003 -- DEL GLOBAL  TECHNOLOGIES  CORP. (DGTC) ("Del
Global") today announced the appointment of Walter F. Schneider as President and
Chief  Executive  Officer  of Del Global to  replace  Samuel E. Park,  effective immediately.  Walter joined Del Global in 2000 and has been the President of Del
Medical Systems Group and Villa Sistemi Medicali,  S.p.A.,  Del Global's Italian
subsidiary,  since April 2002. Prior to joining Del Global, Walter was President of the  Bennett  Division  of Thermo  Electron  Co., a  manufacturer  of general purpose  radiology  equipment.  In a joint  statement,  the  Board of  Directors commented, "We are extremely pleased to have Walter in his new role as President and CEO. Walter has proven leadership and strategic skills,  combined with great energy  and drive and brings a wealth of  strategic  and  operating  experience.
Walter  knows  both the  overall  business  and Del  Global."  Walter  Schneider commented,  "This is an  exciting  time at Del Global and I look  forward to the challenges  ahead.  While I recognize the  challenges we face, I see  tremendous opportunities to extend our market leadership, strengthen customer relationships and renew shareholder confidence."

Del Global also announced today that Suzanne M. Hopgood,  a current  director of
Del Global and Chairman of its audit committee,  has been appointed  Chairman of the Board of Directors  succeeding  Gerald M. Czarnecki.  Mr. Czarnecki has been appointed Chairman of the audit committee in place of Ms. Hopgood. Mr. Czarnecki commented,  "With the appointment of Walter  Schneider as President and CEO, Del
Global's  Chairman  will be  taking  a more  active  role in Del  Global  and my business activities outside of Del Global would limit my ability to take such an active role." Ms. Hopgood commented,  "Mr.  Czarnecki's  commitment to the Board has  been  invaluable.  We  look  forward  to  his  continuing  involvement  and leadership  as Chairman  of the audit  committee.  Walter and I look  forward to working with the Del Global team to achieve the business goals we have committed to and to enhance shareholder value".

In addition,  Del Global will be holding its year-end  earnings  conference call the morning of October 31. Specific details of the call will be forthcoming.

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical  industrial  applications.  Industrial applications  for which Del Global  supplies power  subsystems  include  airport
explosives   detection,   analytical   instrumentation,   semiconductor  capital
equipment and energy exploration.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these statements are not guarantees of future performance. They involve a number of risks and  uncertainties  that are  difficult to predict  including,  but not limited to, the ability of Del Global to implement its business plan,  retention
of  management,   changing  industry  and  competitive   conditions,   obtaining
anticipated  operating  efficiencies,  securing  necessary  capital  facilities, favorable  determinations in various legal and regulatory  matters,  including a settlement of the Department of Defense  investigation  on terms that Del Global can afford and that does not include a debarment from doing business with the US
Government,  and favorable  general  economic  conditions.  Actual results could differ  materially  from  those  expressed  or  implied  in the  forward-looking statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are  specified  in  Del  Global's  filings  with  the  Securities  and  Exchange
Commission.

CONTACT:                                 INVESTOR RELATIONS:
Del Global Technologies Corp.            The Equity Group Inc.
Suzanne M. Hopgood                       Devin Sullivan (212) 836-9608
(860) 702-1070                           Adam Prior     (212) 836-9606